Exhibit 99.1

PERFORMACIDE® Kills Virus Causing COVID-19 In Just 30 Seconds

PERFORMACIDE® Disinfectant Gets New EPA Label After Successful SARS-CoV-2 Testing

FORT LAUDERDALE, FL, June 22, 2021 — OdorStar Technology, LLC. a subsidiary of Ocean Bio-Chem, Inc. (NASDAQ: OBCI), announces it has received approval from The U.S. Environmental Protection Agency (EPA) for its PERFORMACIDE® brand of disinfectants (EPA Reg No. 87508-3) that include a 30-second kill claim for SARS-CoV-2, the virus that causes COVID-19.

The U.S. Environmental Protection Agency (EPA) has updated the labeling of PERFORMACIDE® Hard Surface Disinfectant to reflect a 30-second contact time to kill SARS-CoV-2, the virus that causes COVID-19, on hard, non-porous surfaces. Previously, the disinfectant had a suggested contact time of 10-minutes as indicated on “List N: Disinfectants for Coronavirus (COVID-19),” an online product-finder published by the agency.

To prove efficacy, PERFORMACIDE® was tested directly against the SARS-CoV-2 (COVID-19) virus.

CEO and President, Peter Dornau, commented, “Killing the virus that causes COVID-19 in under a minute will dramatically expand the markets for PERFORMACIDE® and its sub-registered brands. The third-party lab testing proved that our product is effective against the virus itself, and not a similar coronavirus or a surrogate. In addition, we are currently researching reduced dwell times for other viruses and bacteria, as well as a variety of application methods, to submit for future EPA approvals.”

PERFORMACIDE® is currently used for hard surface disinfection across many markets—including veterinarian, restaurant, and the cultivation industry—and is prized for its “spray and go” air-dry formula that, when used as directed, requires no further wiping or rinsing of a surface to effectively disinfect. It also leaves no carcinogens or poisonous residuals on surfaces as it naturally dissipates.

Mr. Dornau concluded, “PERFORMACIDE® already reduces the many steps involved in a full cleaning routine by eliminating rinsing or wiping again. This new 30-second contact time only further reduces time needed for disinfection protocols and could potentially increase the profits for businesses and markets that rely on a quick turnover of disinfected surfaces—from restaurants and hospitals to public transport and local municipalities.

We’re excited to offer this unique, Made-In-USA solution to help support businesses as we enter into the post-pandemic recovery.”

PERFORMACIDE® Hard Surface Disinfectant (EPA Reg No. 87508-3) is available online and in retail stores nationwide. Visit www.performacide.com for more information.

Forward-looking Statements:

Certain statements contained in this press release constitute forward-looking statements, including without limitation those relating to killing the virus that causes COVID-19 in under a minute will dramatically expand the markets for PERFORMACIDE®. In addition, there is no guarantee that research will confirm reduced dwell times for other viruses and bacteria, as well as a variety of application methods, to submit for future EPA approvals. Also forward looking that the Company could potentially increase the profits for businesses and markets that rely on a quick turnover of disinfected surfaces—from restaurants and hospitals to public transport and local municipalities.

Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," or "could," including the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry; reliance on certain key customers; changes in consumer demand for Performacide, the economy in general; and other factors addressed in our annual report on Form 10-K for the year ended December 31, 2020, and in our subsequent quarterly reports on Form 10-Q.

About PERFORMACIDE®:

When the PERFORMACIDE® patented pouch is immersed in water, it creates a concentrated chlorine dioxide solution for disinfecting, sanitizing, and deodorizing. PERFORMACIDE® is EPA registered as a hospital type disinfectant, sanitizer, tuberculocide, virucide, fungicide and deodorizer and is manufactured by Ocean Bio-Chem, Inc. subsidiary, OdorStar Technology, LLC., with offices in Fort Lauderdale, Florida and manufacturing facilities in Montgomery, Alabama.

About Ocean Bio-Chem, Inc.:

Ocean Bio-Chem, Inc. is a leading manufacturer and distributor of appearance, performance, and maintenance chemicals and accessories serving the marine, automotive, power sports, recreational vehicle, outdoor power equipment, home, and commercial markets. The Company’s line of EPA-approved disinfectant products, marketed as PERFORMACIDE®, and vapor-based air care products, sold as NosGUARD, use a patented device for on-the-spot chlorine dioxide generation. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. It manufactures and distributes its products in a 300,000 s.f. facility in Montgomery, Alabama, from which they are distributed across the globe.

The Company trades publicly under NASDAQ Capital Markets, Ticker Symbol: OBCI.

The Company's web sites include: www.oceanbiochem.com, www.starbrite.com ; www.startron.com; www.nos-guard.com, www.performacide.com

Contact:

Peter Dornau
CEO and President
pdornau@starbrite.com
954-587-6280

Jeff Barocas
Vice President & CFO
Jbarocas@starbrite.com
954-587-6280